Exhibit 13(i)

                                  SUBSCRIPTION

                The Seven Seas Series Tax Free Money Market Fund

July 13, 1994

To:      The Board of Trustees of The Seven Seas Series Fund
         909 A Street
         Tacoma, WA  98402

Ladies and Gentlemen:

The undersigned hereby subscribes to 100 shares each of: (1) Class A, (2) Class B and (3) Class C of The Seven Seas Series Tax Free Money Market Fund, with a par value of $0.001 per share, and a price of $1.00 per share.

In consideration for your acceptance of the foregoing subscription, we hereby deliver to you $300.00 in full and complete payment.

Dated:  July 19, 1994

                                          FRANK RUSSELL INVESTMENT
                                             MANAGEMENT COMPANY

                                          By:  /s/J. David Griswold
                                               ---------------------------------
                                                   J. David Griswold
                                                   Associate General Counsel and
                                                     Assistant Secretary

ACKNOWLEDGED AND ACCEPTED
-------------------------

The Seven Seas Series Fund

By:  /s/Lynn L. Anderson
     -----------------------
        Lynn L. Anderson
        President